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SCHEDULE 14A

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NORWEGIAN CRUISE LINE HOLDINGS LTD.

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NORWEGIAN CRUISE LINE HOLDINGS LTD.

First Quarter 2022 Earnings Call Excerpt

May 10, 2022

The following is an excerpt of a portion of Norwegian Cruise Line Holdings Ltd.’s first quarter 2022 earnings call on May 10, 2022.

EXCERPT

Jessica John, Vice President, Investor Relations, ESG & Corporate Communications: Before we go, we’d like to remind everyone that our annual general meeting is coming up on June 16th. This year, we have a number of very important proposals on the ballot. We are extremely appreciative of the support we’ve received from our shareholders during this extraordinary time, and we are asking for our shareholders’ continued support. On behalf of every shareholder account that votes, we will make a $1 charitable donation to American Cancer Society, up to $100,000. Please vote and support our Board’s recommendations for our annual general meeting proposals so that we can continue to deliver on our mission to provide exceptional vacation experiences, delivered by passionate team members committed to world-class hospitality and innovation.